Exhibit 99.1

Press Release	Source: Genesis Pharmaceuticals Enterprises, Inc.

Genesis Pharmaceuticals Reports Results for its Fourth Quarter and Fiscal Year 2008
Tuesday September 30, 7:55 pm ET

LAIYANG, China, Sept. 30 /Xinhua-PRNewswire-FirstCall/ – Genesis Pharmaceuticals Enterprises, Inc. (OTC Bulletin Board: GNPH - News; "Genesis" or the "Company"), a U.S. pharmaceutical company with its principal operations in the People's Republic of China, today announced its financial results for its fourth quarter and fiscal year ended June 30, 2008. A 10-K Form was filed for the year with the U.S. Securities Exchange Commission that is available through the Company's website and from the SEC.

Fourth Quarter FY 2008 Highlights

– Revenue was $28.3 million, up 39.0% from the corresponding quarter in 2007

– Gross profit was $23.5 million, up 57.7% from the corresponding quarter in 2007, and gross margin was 83.2%, compared to 73.3% in the corresponding quarter in 2007

– Operating income was $10.1 million, up 42.2% from the corresponding quarter in 2007

– Net income was $9.6 million, compared to $14.6 million in the corresponding quarter in 2007

Fiscal Year 2008 Highlights:
– Revenue was $99.5 million, up 30.6% from the year ended June 30, 2007

– Gross profit was $77.0 million, up 40.0% from the year ended June 30, 2007, and gross margin was 77.4%, compared to 72.2% in the year ended June 30, 2007

– Operating income was $32.2 million, up 75.9% from the year ended June 30, 2007

– Net income was $22.5 million, up 1.8% from the year ended June 30, 2007, with earnings of $1.84 per diluted share

– Completed private placements for a total of $35 million of convertible notes and 2,275,000 warrants

– Began manufacturing and distributing Baobaole chewable tablets, a Traditional Chinese Medicine

"Genesis had a strong fourth quarter and spent this past year establishing its financial performance, putting a growth strategy into place, and expanding its marketing and sales efforts. Our product line was strengthened by the introduction of Baobaole chewable tablets, a new over the counter drug which is sold directly to pharmacies and has a high profit margin," said Mr. Wubo Cao, Chairman and CEO of Genesis Pharmaceuticals Enterprises, Inc. "We plan to build on the solid performance that we were able to achieve in fiscal year 2008."

Fourth Quarter of Fiscal Year 2008 Results

Total revenue in the fourth quarter ended June 30, 2008 was $28.3 million, up 39.0% from $20.4 million in the prior year's corresponding period. This increase in revenue was due to sales of the Company's new Baobaole chewable tablets (which were not available for sale in the prior year's corresponding period), along with sustained sales of the Company's most popular products, Clarithromycin sustained-release tablets and Itopride Hydrochloride Granules.

Gross profit in the fourth quarter ended June 30, 2008 was $23.5 million, an increase of 57.7% from $14.9 million in the prior year's corresponding period. Gross margin was 83.2%, compared to 73.3% in the prior year's corresponding period. This increase in gross profit was due to rapidly growing sales of Baobaole chewable tablets.

Selling, general and administrative expenses in the fourth quarter ended June 30, 2008 were $12.3 million, up 73.9% from $7.1 million in the prior year's corresponding period. Higher expenses in 2008 were principally because of higher commission expenses paid to sales personnel, higher advertising, marketing and promotion spending and salaries, wages and related benefits expenses, and expenses related to being a public company.

Operating income in the fourth quarter ended June 30, 2008 was $10.1 million, with an operating margin of 35.8%, a 42.2% increase from $7.1 million in the prior year's corresponding period.

Net income for the quarter ended June 30, 2008 was $9.6 million, compared to $14.6 million in the prior year's period. Net income decreased because non- operating income declined to $1.4 million in the quarter ended June 30, 2008 from $6.6 million in the prior year's corresponding period. Part of this decrease was due to a decrease in a tax exemption that declined to $5.3 million in the fourth quarter of fiscal year 2008 from $9.9 million in the prior year's corresponding quarter. Also, a non-cash debt amortization expense of approximately $2.5 million took place in the fourth quarter of 2008, for which there was no similar expense the prior year's corresponding quarter.

Full Fiscal Year Operating Highlights

Total revenue for fiscal year 2008 was $99.5 million, up 30.6% from $76.2 million in the twelve month period ended June 30, 2007. Gross profit was $77.0 million, up 40.0% from $55.0 million in the twelve month period ended June 30, 2007. Gross margin was 77.4%, up from 72.2% in the twelve month period ended June 30, 2007. Operating income totaled $32.2 million, a 75.9% increase from $18.3 million in the twelve month period ended June 30, 2007. The Company's operating margin was 32.4%, up from 24.0% in the prior year's period. Net income for fiscal year 2008 was $22.5 million, with net margin of 22.6%, a 1.8% increase from $22.1 million, with net margin of 28.9% in the twelve month period ended June 30, 2007. Net margin decreased primarily because of higher selling, general and administrative expenses as a percentage of sales and no longer having a significant tax exemption received in 2007. After giving effect to a one for forty reverse split, net income was $2.45 per basic share and $1.84 per fully diluted share in fiscal year 2008, compared to $2.94 per basic and fully diluted share in the twelve month period ended June 30, 2007.

Adjusting for a recent one for forty reverse split for its shares, there were 10,327,844 outstanding shares of common stock as of June 30, 2008. Of those shares, 560,000 shares are not considered issued and outstanding for earnings per share calculations as of at June 30, 2008 because the issuance of those shares is contingent on the occurrence of certain future events.

Financial Condition

As of June 30, 2008, the Company had $48.2 million in cash and an additional $7.8 million in restricted cash. Working capital was $73.2 million, up from $16.0 million as of June 30, 2007. This increase was primarily due to an increase in cash, investments and accounts receivable as well as decreases in short term bank loans and dividends payable. Current liabilities were $16.4 million and long-term debt consisted of $2.5 million in convertible debt. Shareholder's equity was $95.5 million. Future contractual obligations in fiscal 2009 include $8.6 million in bank indebtedness and $4.4 million in research and development contractual agreements. The Company generated $17.1 million in cash flow from operating activities in fiscal 2008. The Company invested $8.9 million in intangible assets consisting mostly of land use rights and the rights to develop, manufacture and distribute new drugs.

Recent Events

In June 2008, the Board of Directors appointed a new independent board member. The Board of Directors also established an independent Audit Committee and a Compensation Committee.

In July 2008, the Company received approval from the Chinese State Food and Drug Administration ("SFDA") to start producing and distributing Radix Isatidis Dispersible Tablets, an herbal-based traditional Chinese medicine used for viral influenza. Sales in China will begin in October.

Business Outlook and Guidance

"We are pleased to report that we recently added a new over the counter drug, Radix Isatidis Dispersible Tablets, to our product line. We began selling significant amounts of Radix Isatidis Dispersible Tablets immediately after we received our final approvals from the SFDA. We have three other drugs waiting for approval from the SFDA which we hope will be approved in fiscal year 2009 and will find similar market success. We expect sales of our current popular products to continue growing because of increased branding and greater marketing efforts," said Mr. Cao. "Throughout this last year we took a number of steps to improve our corporate governance. This included adding an independent member to our Board, adopting a code of business conduct and ethics, and establishing an audit committee and a compensation committee. These steps are a part of preparing the Company for its applying to have its shares listed on a senior securities exchange."

"Because of our strong financial performance throughout fiscal 2008 and our expectations of expanding our product line and increasing sales throughout the upcoming year, as guidance, we expect revenue for fiscal 2009 to be from $122 to $130 million, and operating income to be from $40 to $43 million. These guidance numbers are subject to change, and are based on our ability to grow our business in the future in the same way as we have in the past," concluded Mr. Cao.

Conference Call

Genesis Pharmaceuticals Enterprises, Inc. management will host a conference call at 9:00 a.m. Eastern on Wednesday, October 1, 2008 to discuss financial results for the fiscal year ended June 30, 2008. The conference call will include Mr. Wubo Cao, Chairman and Ms. Elsa Sung, CFO. To participate in this live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (888) 419-5570. International callers should call (617) 896-9871. The Conference Passcode is 375 022 62. If you are unable to participate in the call at that time, replay of the conference call will be available from Wednesday, October 1 at 11:00 a.m. Eastern until Wednesday, October 15. To access the replay, call (888) 286-8010. International callers should call (617) 801-6888. The Conference Passcode is 31221366.

About Genesis Pharmaceuticals Enterprises, Inc.

Genesis Pharmaceuticals Enterprises, Inc. is a U.S. public company engaged in the research, development, production, marketing and sales of pharmaceutical products in the People's Republic of China. Its operations are located in Northeast China in an Economic Development Zone in Laiyang City, Shandong province. Genesis is a pharmaceutical company in China producing western and Chinese herbal-based medical drugs in tablet, capsule, and granule form.

Safe Harbor Statement

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to introduce, manufacture and distribute new drugs. Actual results may differ materially from predicted results, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's ability to obtain raw materials needed in manufacturing, the continuing employment of key employees, the failure risks inherent in testing any new drug, the possibility that regulatory approvals may be delayed or become unavailable, patent or licensing concerns that may include litigation, direct competition from other manufacturers and product obsolescence. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.

- Financial Statements Follow -

GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS AND YEAR ENDED JUNE 30, 2008 AND 2007

	Three Months Ended		Year Ended
	June 30		June 30
	2008	2007	2008	2007
REVENUES:
Sales	27,334,356	19,383,730	93,982,407	72,259,812
Sales - related party	952,249	970,010	5,564,098	3,933,881

TOTAL REVENUE	28,286,605	20,353,740	99,546,505	76,193,693

COST OF SALES	4,762,168	5,437,483	22,506,547	21,161,530

GROSS PROFIT	23,524,437	14,916,257	77,039,958	55,032,163

RESEARCH AND
DEVELOPMENT EXPENSE	1,065,475	702,770	3,235,715	11,143,830

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	12,323,867	7,088,057	41,593,197	25,579,361

INCOME FROM OPERATIONS	10,135,095	7,125,430	32,211,046	18,308,972

OTHER (INCOME)
EXPENSE, NET
Other expense, net	(428,196)	-	708,338	-
Non-operating
(income) expense	(1,391,069)	(6,592,598)	(1,391,301)	(6,586,956)
Interest expense, net	2,166,190	6,945	3,092,183	211,616
Loss from
discontinued
business	38,284		380,027	-
OTHER EXPENSE, NET	385,209	(6,585,653)	2,789,247	(6,375,340)

INCOME BEFORE
PROVISION FOR INCOME
TAXES	9,749,886	13,711,083	29,421,799	24,684,312

PROVISION FOR INCOME
TAXES	162,114	(936,601)	6,970,739	2,631,256

NET INCOME	9,587,772	14,647,684	22,451,060	22,053,056

OTHER COMPREHENSIVE
INCOME:
Unrealized (loss)
gain on marketable
securities	-	-	1,347,852	-
Foreign currency
translation
adjustment	1,777,833	345,083	5,206,612	1,018,130

COMPREHENSIVE INCOME	$11,365,605	$14,992,767	29,005,524	23,071,186

WEIGHTED AVERAGE
NUMBER OF SHARES:
Basic			7,310,665	7,494,740
Diluted			7,884,370	7,494,740

EARNINGS PER SHARE:
Basic			$2.45	$2.94
Diluted			$1.84	$2.94

Earnings Per Share are Adjusted to Reflect a Recent Share Split

GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2008 AND 2007
ASSETS
	2008	2007
CURRENT ASSETS:
Cash	$48,195,798	$17,737,208
Restricted cash	7,839,785	8,410,740
Investments	2,055,241	-
Accounts receivable, net of allowance for doubtful accounts of $155,662 and $166,696 as of June 30, 2008 and 2007, respectively	24,312,077	11,825,442
Accounts receivable - related parties	673,808	498,940
Notes receivables	-	57,965
Inventories	3,906,174	5,130,934
Other receivables	152,469	23,623
Advances to suppliers	1,718,504	313,018
Financing costs - current	680,303	-
Other assets	-	100,968
Total current assets	89,534,159	44,098,838

PLANT AND EQUIPMENT, net	11,225,844	10,179,134

OTHER ASSETS:
Restricted investments	2,481,413	-
Financing costs, net	1,236,641	-
Intangible assets, net	9,916,801	1,119,087
Total other assets	13,634,855	1,119,087
Total assets	$114,394,858	$55,397,059
LIABILITIES AND
SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,341,812	$2,051,506
Short term bank loans	2,772,100	4,602,500
Notes payable	5,843,295	8,410,740
Other payables	3,671,703	1,367,052
Other payables - related parties	164,137	933,132
Accrued liabilities	334,439	216,468
Liabilities assumed from reorganization	1,084,427	-
Dividends payable	-	10,520,000
Taxes payable	166,433	-
Total current liabilities	16,378,346	28,101,398

CONVERTIBLE DEBT, net of discount $33,078,704 and $0 as of June 30, 2008 and 2007, respectively	2,500,043	-

Total liabilities	18,878,389	28,101,398

COMMITMENTS AND CONTINGENCIES AND SUBSEQUENT EVENTS

SHAREHOLDERS' EQUITY:
Convertible preferred stock Series A ($0.001 par value; 0 and 218,000 shares authorized; 0 shares issued and outstanding as of June 30, 2008 and 2007	-	-
Common Stock ($0.001 par value, 15,000,000 shares, 9,767,844 and 7,494,740 shares issued and outstanding)	9,770	7,495
Treasury stock	-	(2,805)
Paid-in-capital	45,554,513	18,344,309
Capital contribution receivable	(11,000)	(12,011,000)
Retained earnings	39,008,403	17,653,584
Statutory reserves	3,253,878	2,157,637
Accumulated other
comprehensive income	7,700,905	1,146,441
Total shareholders' equity	95,516,469	27,295,661
Total liabilities and
shareholders' equity	$114,394,858	$55,397,059

GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2008, 2007 AND 2006

	2008	2007	2006
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net income	$22,451,060	$22,053,056	$7,736,167
Loss from discontinued operations	380,027	-	-
Income from continued operations	22,831,087	22,053,056	7,736,167
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation	517,863	364,417	255,602
Amortization of intangible assets	184,465	122,126	111,786
Amortization of debt issuance costs	123,964		-
Amortization of debt discount	2,500,043		-
Bad debt expense (recovery)	(27,641)		157,214
Loss on sale of marketable securities	-		-
Unrealized loss on marketable securities	696,528		-
Common stock issued for services	46,994
Amortization of stock option compensation	10,847		-
Gain on debt early distinguish	(86,752)		-

Change in operating assets and liabilities
Accounts receivable	(10,534,270)	(1,534,814)	(6,945,531)
Accounts receivable - related parties	(113,465)	(62,599)	(12,538)
Notes receivables	60,694	(26,626)	(28,888)
Inventories	1,686,090	1,727,215	(3,680,020)
Other receivables	(111,571)	(20,889)	3,359
Other receivables - related parties	-	-	-
Advances to suppliers	(1,259,254)	(66,821)	264,641
Other assets	92,996	1,563,800	(1,445,205)
Accounts payable	55,085	(2,027,968)	764,749
Accrued liabilities	211,362	45,567	70,348
Other payables	2,033,689	(827,498)	(630,146)
Other payables - related parties	(822,155)	(3,848,086)	(1,470,501)
Liabilities from discontinued operations	(1,172,816)	-	-
Taxes payable	169,790	(2,168,912)	1,905,120
Net cash provided by (used in) operating activities	17,093,573	15,291,968	(2,943,843)
CASH FLOWS FROM INVESTING
ACTIVITIES:
Proceeds from sale of marketable securities	1,034,028	-	-
Proceeds from sale of restricted securities	155,000	-	-
Purchase of equipment	(453,718)	(183,237)	(531,890)
Purchase of intangible assets	(8,870,631)	-	(34,106)
Capital contribution	-	-
Investment in subsidiary	-	-
Cash receipt from reverse acquisition	534,950	-	-
Net cash used in investing activities	(7,600,371)	(183,237)	(565,996)

CASH FLOWS FROM FINANCING
ACTIVITIES:
Restricted cash	3,292,168	435,022	(4,544,212)
Principal payments on notes payable	(3,292,168)	(435,022)	4,544,294
Borrowings on short term loan	2,616,110	4,471,600	5,568,750
Principal payments on short term loan	(4,819,150)	(5,688,450)	-
Proceeds from sale of common stock	337,500	-	-
Proceeds from sale of treasury stock	1,975	-	-
Payment to escrow account	(1,996,490)	-	-
Payments for dividend	(10,608,000)	-	-
Proceeds from convertible debt	32,974,500	-	-
Payments for debt issuance cost	(15,408)	-	-
Proceeds from bank loans	-	-	-
Proceed from officers	-	-	-
Payment for officers	-	-	-
Net cash provided by (used in) financing activities	18,491,037	(1,216,850)	5,568,832

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	2,474,351	473,729	74,821

NET INCREASE IN CASH	30,458,590	14,365,610	2,133,814

CASH, beginning of the year	17,737,208	3,371,598	1,237,784

CASH, end of the year	$48,195,798	$17,737,208	$3,371,598

Source: Genesis Pharmaceuticals Enterprises, Inc.